As filed with the Securities and Exchange Commission on September 22, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
DIEBOLD, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-0183970
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)
5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio 44720-8077
(Address of Principal Executive Offices Including Zip Code)
DIEBOLD, INCORPORATED 401(k) SAVINGS PLAN FOR PUERTO RICO ASSOCIATES
(Full Title of the Plan)
Warren W. Dettinger, Esq.
Vice President and General Counsel
Diebold, Incorporated
5995 Mayfair Road
North Canton, Ohio 44720
(Name and Address of Agent For Service)
(330) 490-4000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☑	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

Title of
Securities to	Amount to be	Proposed Maximum	Proposed Maximum	Amount of Registration
be Registered	Registered(1)(2)	Offering Price Per Share (2)	Aggregate Offering Price (2)	Fee
Common Stock, par value $1.25 per share	200,000	$31.81	$6,362,000	$355.00

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan.

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on September 15, 2009, within five business days prior to filing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:
•	Annual Report of Diebold, Incorporated (the “Registrant”) on Form 10-K for the year ended December 31, 2008;

•	Quarterly Reports of the Registrant on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	Annual Report on Form 11-K of the Diebold, Incorporated 401(k) Savings Plan for Puerto Rico Associates (the “Plan”) for the year ended December 31, 2008;

•	Current Reports of the Registrant on Form 8-K, filed January 7, 2009, January 23, 2009, February 25, 2009, March 25, 2009, April 14, 2009, April 29, 2009, May 4, 2009, August 4, 2009, August 11, 2009, September 3, 2009 and September 21, 2009; and

•	The description of the Registrant’s Common Stock contained in the registration statement on Form 8-A filed February 2, 1999, including any subsequently filed amendments and reports updating such description.
     The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of its current reports on Form 8-K unless, and except to the extent, specified in such reports.
     All documents filed by the Registrant and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 6. Indemnification of Officers and Directors
     The general effect of the Registrant’s Code of Regulations is to provide for the indemnification of its directors, officers and employees to the full extent permitted by applicable law, except that such indemnity shall not extend to any matters as to which any director, officer or employee shall be finally adjudged, in any such action, suit or proceeding, to be liable for negligence or misconduct in the performance of duties as such director or officer, nor to any settlement made without judgment, unless it be determined by the Board of Directors that he was not guilty of such negligence or misconduct.

     Section 1701.13 of the Ohio Revised Code generally permits indemnification of any director, officer or employee with respect to any proceeding against any such person provided that: (a) such person acted in good faith, (b) such person reasonably believed that the conduct was in or not opposed to the best interests of the corporation, and (c) in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful. Indemnification may be made against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by such person in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may be made only against reasonable expenses (including attorneys’ fees) and may not be made with respect to any proceeding in which the director, officer or employee has been adjudged to be liable to the corporation, except to the extent that the court in which the proceeding was brought shall determine, upon application, that such person is, in view of all the circumstances, entitled to indemnity for such expenses as the court shall deem proper. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director, officer or employee did not meet the standard of conduct required for indemnification to be permitted.
     Section 1701.13 of the Ohio Revised Code further provides that indemnification thereunder may not be made by the corporation unless authorized after a determination has been made that such indemnification is proper, with that determination to be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to the proceedings; (b) if such a quorum is not obtainable, or, even if obtainable, but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the shareholders; or (d) by the court in which the proceeding was brought.
     Finally, Section 1701.13 of the Ohio Revised Code provides that indemnification provided by that Section is not exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or Code of Regulations or any agreement, vote of shareholders or disinterested directors or otherwise.
     The Company maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions. The Company also maintains fiduciary liability insurance on behalf of any person involved in the management or administration of any employee benefit plan maintained by the Company.
Item 8. Exhibits.

Exhibit Number	Description

4(a)	Diebold, Incorporated 401(k) Savings Plan for Puerto Rico Associates.

4(b)	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference (File No. 001-04879)).

4(c)	Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference (File No. 001-04879)).

4(d)	Certificate of Amendment to Amended Articles of Incorporation of the Registrant (filed as Exhibit 3.3 to Registrant’s Annual Report on Form

Exhibit Number	Description

10-K for the year ended December 31, 2008, and incorporated herein by reference (File No. 001-04879)).

4(e)	Code of Regulations of the Registrant (filed as Exhibit 3.1(ii) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and incorporated herein by reference (File No. 001-04879)).

23	Consent of KPMG LLP.

24	Power of Attorney.
Item 9. Undertakings
     The undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Canton, State of Ohio on September 21, 2009.

DIEBOLD, INCORPORATED
By:	/s/ Warren W. Dettinger
Warren W. Dettinger
Vice President and General Counsel

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of September 21, 2009.

Signature	Title

/s/ Thomas W. Swidarski Thomas W. Swidarski	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Leslie A. Pierce Leslie A. Pierce	Vice President, Interim Chief Financial Officer and Controller (Principal Financial and Accounting Officer)

/s/ John N. Lauer John N. Lauer	Director

/s/ Phillip R. Cox Phillip R. Cox	Director

/s/ Richard R. Crandall Richard R. Crandall	Director

/s/ Gale S. Fitzgerald Gale S. Fitzgerald	Director

/s/ Phillip B. Lassiter Phillip B. Lassiter	Director

/s/ Eric J. Roorda Eric J. Roorda	Director

/s/ Henry D. G. Wallace Henry D. G. Wallace	Director

Signature	Title

/s/ Alan J. Weber Alan J. Weber	Director

*	This registration statement has been signed on behalf of the above officers and directors pursuant to a power of attorney filed as Exhibit 24 to this registration statement.

DATED: September 21, 2009	By:	/s/ Warren W. Dettinger
Warren W. Dettinger
Attorney-in-Fact

          The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of North Canton, State of Ohio, on September 21, 2009.

DIEBOLD, INCORPORATED 401(k) SAVINGS PLAN FOR PUERTO RICO ASSOCIATES By its Plan Administrator: Diebold, Incorporated Benefits Committee

By:	/s/ Sheila M. Rutt
Sheila M. Rutt

EXHIBIT INDEX

Exhibit Number	Description

4(a)	Diebold, Incorporated 401(k) Savings Plan for Puerto Rico Associates.

4(b)	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference (File No. 001-04879)).

4(c)	Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference (File No. 001-04879)).

4(d)	Certificate of Amendment to Amended Articles of Incorporation of the Registrant (filed as Exhibit 3.3 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, and incorporated herein by reference (File No. 001-04879)).

4(e)	Code of Regulations of the Registrant (filed as Exhibit 3.1(ii) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and incorporated herein by reference (File No. 001-04879)).

23	Consent of KPMG LLP.

24	Power of Attorney.